NOTE CONVERSION AGREEMENT

THIS NOTE CONVERSION AGREEMENT (this "Agreement"), dated as of September 8, 2014, is made by and between Ocean Electric Inc., a Nevada corporation ("Ocean") and Zenith Equity Group Ltd. ("Zenith").

RECITALS

WHEREAS, Zenith is the holder of promissory notes in the principal amount of $590,000 and $73,000 (individually a "Note," together the "Notes"), which were issued by Ocean on or about January 29, 2014 and March 13, 2014, respectively, for which Ocean has received the loan proceeds;

WHEREAS, the $40,000 Note was acquired by Zenith by separate agreement from Tandem Growth ("Tandem"), the original lender to Ocean, by way of an acquisition agreement; and

WHEREAS, Ocean wishes to provide to Zenith the option of being able to convert the principal amount of the Notes into shares of common stock of Ocean, by entering into this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Ocean and Zenith hereby agree as follows:

1. The Notes were validly authorized by Ocean and were duly issued by Ocean to Zenith and Tandem, against receipt of the principal amount of each respective the Note. Ocean agreed to the transfer of the Tandem Note to Zenith. Ocean confirms as of the date hereof, the outstanding principal amount due to Zenith under the Notes is an aggregate of US$703,000,and that interest accrued to the date hereof at the rate of 6% per annum from January 29, 2014 amounted to the sum of $ 52,130.59. The notes to Zenith to date totals for conversion are US$755,130.59.

2. By this Agreement Zenith agrees to convert all, but not less than all, of the principal and the interest due and owning through and including the date hereof, into shares of common stock of Ocean, at the aggregate fixed rate of $0.10/share is 7,551,310 shares (Seven million five hundred fifty-one thousand, tree hundred and ten). Upon the issuance of the shares on conversion of the Notes, the principal and accrued interest due thereon, will be deemed fully paid and the Notes will be deemed cancelled.

3. The conversion rate will be adjusted on a pro-rata basis for any changes in the capitalization of Ocean due to a stock split or combination of shares prior to the issuance of the shares on conversion. In the event of the consummation of any other recapitalization or fundamental transaction prior to the issuance of the shares on conversion, such as a merger, combination or consolidation where Ocean is not the surviving entity (referred to as a "Fundamental Transaction"), other than the change of par value of the common stock of Ocean, the conversion rate will no longer be applicable and it is agreed that Zenith and Ocean will in good faith negotiate new terms for conversion of the principal amount and interest due under the Notes. Ocean has the obligation, time being of the essence, to give to Zenith notice and comprehensive details of any Fundamental Transaction not less than 20 days prior to the consummation of such transaction. The conversion rate will not be adjusted for any accrued interest after the date of this Agreement.

4. The shares to be issued on conversion of the Notes will be acquired for the account of Zenith (or other holder or assignee) and will not be acquired with the view to or for resale in connection with any public distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended ("1933 Act). The shares issued on conversion of the Notes will not be registered under the 1933 Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof, and under the securities laws of applicable states. Zenith agrees to deliver to Ocean, if requested, an investment letter in customary form. Zenith further understands that the certificates representing any shares to be issued on conversion will bear a legend substantially similar to the following and agrees that it will hold such shares subject thereto:

> THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACTS AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

5. Zenith has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the performance by Zenith of the transactions and obligations contemplated hereby have been duly authorized by all requisite corporate or individual, as the case may be, action of Zenith. This Agreement has been duly executed and delivered by Zenith and constitutes a valid and legally binding agreement of Zenith, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

6. Zenith is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. Zenith has (i) such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of holding the Notes and the underlying shares; (ii) independently evaluated the risks and merits of holding the Notes and the underlying shares and has independently determined that these securities are a suitable investment for it; and (iii) sufficient financial resources to bear the loss of its entire investment in these securities. Zenith has had an opportunity to review the public reports of Ocean as filed on Edgar, the Securities and Exchange Commission electronic filing system, and has had the opportunity to investigate and perform due diligence on Ocean to its satisfaction.

7. Ocean has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the performance by Ocean of the transactions and obligations contemplated hereby have been duly authorized by all requisite corporate or individual, as the case may be, action of Ocean. This Agreement has been duly executed and delivered by Ocean and constitutes a valid and legally binding agreement of Ocean, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy. Ocean has the sufficient number of authorized but un-issued and unreserved shares of common stock to be able to issue such shares upon the conversion of the principal and interest due on the Notes, as of the date hereof.

8. Except at set forth herein, the terms of the Notes are hereby confirmed and shall continue in full force and effect.

9. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York, without regard to conflict of law principles. Any dispute arising out of or in connection with this Agreement shall be settled by litigation in the state or federal courts having jurisdiction for the County of New York, State of New York, and each of the parties hereto consents to personal jurisdiction in such courts. Each of the parties hereto waives any objection based on *forum non conveniens*, and any objection to venue of any action instituted hereunder, and consents to the granting of such legal and equitable relief as is deemed appropriate by the court.

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IN WITNESS WHEREOF, Ocean and Zenith have executed and delivered this Agreement on the date first written above.

Ocean Electric Inc.

By: ____________________
Ricardo Prats
Authorized Signatory

Zenith Equity Group Ltd.

By: ____________________
Timothy Green
Authorized Signatory